Exhibit 99.1

Amicus Therapeutics Provides Full-Year 2016 Strategic Outlook and Financial Guidance

Migalastat for Fabry Disease Moving Toward CHMP Opinion in European Union

Pompe Disease Clinical Study Initiated to Investigate Novel Enzyme Replacement Therapy

Epidermolysis Bullosa (EB) Phase 3 Study Advances

CRANBURY, NJ, January 11, 2016 — Amicus Therapeutics (Nasdaq: FOLD), a biopharmaceutical company at the forefront of therapies for rare and orphan diseases, today provided its full-year 2016 strategic outlook and financial guidance.

John F. Crowley, Chairman and Chief Executive Officer of Amicus Therapeutics, Inc., stated, “During 2015 we established a global infrastructure with a leading commercial team, acquired a Phase 3 rare disease program in EB, submitted our first marketing application in Fabry in the EU, and advanced our first biologic medicine into the clinic in Pompe. These achievements have transformed Amicus and strongly position us to build one of the world’s leading biotechnology companies focused on rare and devastating diseases. In 2016 we will continue to focus on advancing our three lead programs in Fabry, Pompe and EB. The vision for Amicus continues to be to advance our pipeline and to acquire capabilities, programs and technologies that deliver on our mission for patients and that create substantial shareholder value.”

Key 2015 Accomplishments

•                  MAA Submission - submitted marketing authorization application (MAA) to European Medicines Agency (EMA) for approval of migalastat in Fabry patients with amenable genetic mutations

•                  Global Commercial Capabilities - established global commercial infrastructure with key leadership in place for EU migalastat launch

•                  Late-Stage Product Acquisition - strengthened pipeline with the acquisition of SD-101, a Phase 3 program for Epidermoylsis Bullosa (EB)

•                  Biologics Manufacturing - completed successful manufacturing scale up to supply clinical study of ATB200 — a novel ERT for Pompe Disease

•                  Pompe Clinical Study Initiation - initiated clinical study of ATB200 and oral chaperone (AT2221) in Pompe patients

Mr. Crowley will discuss Amicus’ corporate objectives and key milestones in a presentation at the 34th Annual J.P. Morgan Healthcare Conference on Tuesday, January 12, 2016 at 9:00 a.m. PT (12:00 p.m. ET). A live webcast of the presentation can be accessed through the Investors section of the Amicus Therapeutics corporate web site at http://ir.amicustherapeutics.com/events.cfm, and will be archived for 90 days.

Program Highlights

Migalastat for Fabry Disease

Migalastat is an oral personalized medicine intended to treat Fabry disease in patients who have amenable genetic mutations. Amicus has built a commercial organization in the EU that is prepared to launch migalastat upon approval. The EMA’s review of the MAA for migalastat is currently in progress. Amicus continues to expect an opinion from the Committee for Medicinal Products for Human Use (CHMP) in early 2016. As previously reported, the timing of a new drug application (NDA) submission in the U.S. will be based on the determination of the optimal regulatory pathway. The Company expects to provide an update on the U.S. strategy for migalastat in the first quarter of 2016.

Anticipated 2016 Fabry Program Milestones

•                  CHMP Opinion in Europe (early 2016)

•                  Oral presentations and posters at the 12th Annual WORLDSymposium™ 2016 (February 29 - March 4, 2016 in San Diego, CA). Oral presentations will include:

•                  Podocyte globotriaosylceramide (GL-3) content in male adult patients with Fabry disease reduces following 6-12 months of treatment with migalastat

•                  Comparison of integrated white blood cell alpha-galactosidase A activity exposure between every-other-day orally administered migalastat and biweekly infusions of agalsidase beta or agalsidase alfa

•                  U.S. regulatory update (1Q16)

•                  Phase 3 data publications

Novel ERT for Pompe Disease (ATB200 + Chaperone)

Amicus has initiated the clinical study (ATB200-02) in Pompe patients with a novel treatment paradigm that consists of ATB200, a uniquely engineered recombinant human acid alpha-glucosidase (rhGAA) enzyme with an optimized carbohydrate structure to enhance uptake, administered with a pharmacological chaperone (AT2221) to improve activity and stability.

Amicus completed good manufacturing practice (GMP) production runs of ATB200 during 2015, and has sufficient supply for this clinical study in Pompe patients. Amicus finalized the design of the ongoing study following in-person meetings with regulatory authorities in both the U.S. and EU.

Anticipated Pompe Program Milestones

•                  Dosing of first patient in clinical study (early 2016)

•                  Oral presentations and posters at WORLDSymposium™. Oral presentation will include:

•                  Co-administration of the pharmacological chaperone AT2221 with a proprietary recombinant human acid alfa-glucosidase leads to greater plasma exposure and substrate reduction compared to alglucosidase alfa

•                  Data from clinical study ATB200-02

SD-101 for Epidermolysis Bullosa (EB)

SD-101 is a novel, late-stage, proprietary topical treatment and potential first-to-market therapy for EB. This investigational product was granted FDA breakthrough therapy designation in 2013 based on results from a Phase 2a study for the treatment of lesions in patients suffering with EB. SD-101 is the first-ever treatment in EB clinical studies to show improvements in wound closure across all major EB subtypes.

SD-101 is currently being investigated in a Phase 3 study (SD-005) to support global regulatory submissions. Amicus continues to open additional clinical sites for this Phase 3 study and expects enrollment to be complete by mid-year with data in the second half of 2016. Amicus Chief Business Officer Dipal Doshi has assumed the additional responsibilities as General Manager of the Scioderm Division of Amicus.

Anticipated EB Program Milestones

•                       Completion of enrollment in Phase 3 study (mid-2016)

•                       Top-line Phase 3 data (2H16)

2016 Financial Guidance

Cash, cash equivalents, and marketable securities totaled $214.0 million at December 31, 2015 compared to $169.1 million at December 31, 2014. The Company’s balance sheet was strengthened during 2015 with a $258 million public offering. Amicus expects full-year 2016 net cash spend between $135 million and $155 million. The current cash position is projected to fund operations into mid-2017.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq: FOLD) is a biotechnology company at the forefront of therapies for rare and orphan diseases. The Company has a robust pipeline of advanced therapies for a broad range of human genetic diseases. Amicus’ lead programs in development include the small molecule pharmacological chaperone migalastat as a monotherapy for Fabry disease, SD-101 for Epidermolysis Bullosa (EB), as well as novel enzyme replacement therapy (ERT) products for Fabry disease, Pompe disease, and other lysosomal storage disorders.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to preclinical and clinical development of Amicus’ candidate drug products, the timing and reporting of results from preclinical studies and clinical trials evaluating Amicus’ candidate drug products and the projected cash position for the Company. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “potential,” “plan,” “targets,” “likely,” “may,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation by Amicus that any of its plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Amicus might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the goals, progress, timing and outcomes of discussions with regulatory authorities and the potential goals, progress, timing and results of preclinical studies and clinical trials, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the business of Amicus, including, without limitation: the potential that results of clinical or pre-clinical studies indicate that the product candidates are unsafe or ineffective; the potential that it may be difficult to enroll patients in our clinical trials; the potential that regulatory authorities may not grant or may delay approval for our product candidates; the potential that preclinical and clinical studies could be delayed because we identify serious side effects or other safety issues; the potential that we will need additional funding to complete all of our studies and, our dependence on third parties in the conduct of our clinical studies. Further, the results of earlier preclinical studies and/or clinical trials may not be predictive of future results. With respect to statements regarding projections of the Company’s cash position, actual results may differ based on market factors and the Company’s ability to execute its operational and budget plans. In addition, all forward looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2014 and Form 10-Q for the quarter ended June 30, 2015. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Amicus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

CONTACTS:

Investors/Media:

Amicus Therapeutics

Sara Pellegrino

Director, Investor Relations

spellegrino@amicusrx.com

(609) 662-5044

Media:

Pure Communications

Dan Budwick

dan@purecommunicationsinc.com

(973) 271-6085

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